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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------



                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (Date of Earliest Event Reported):
                         March 26, 1999 (March 25, 1999)



                                 NAM CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-21419                  25-2753988
----------------------------    -----------------------     --------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Identification No.)


               1010 Northern Boulevard
                Great Neck, New York                       11021
      --------------------------------------             ---------
     (Address of Principal Executive Offices)            (Zip Code)



       Registrant's telephone number, including area code: (516) 829-4343


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                       Index to Current Report on Form 8-K
                               of NAM Corporation
                                 March 26, 1999





Item                                                                        Page
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Item 5.       Other Events                                                   3


              Signatures                                                     4


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Item 5.  Other Events.

         On March 25, 1999, NAM Corporation (the "Company") announced the extension of its March 1998 Purchase Plan (the "Plan"), pursuant to which the number of shares of Common Stock of the Company eligible for purchase under the Plan was increased to an aggregate of 600,000 shares (the "Shares"). No purchases of Common Stock under the Plan have been made to date. The Plan is subject to and in compliance with the provisions and limitations of Rule 10b-18 promulgated under Section 10(b) of the Securities Exchange Act of 1934, as amended. Purchases, if any, may be made from time to time in open market transactions at prevailing market prices until the earlier of all of the Shares being purchased or March 25, 2000, which is the expiration date of the Plan. Purchases may commence at any time and may be discontinued at any time during the term of the Plan without purchasing any of the Shares and without notice. The Company will not solicit the purchase of any of its Common Stock or otherwise tender for the purchase of any of its Common Stock. The source of funds for the purchase of the Shares will be from the Company's general corporate funds, and any Shares purchased will be held in treasury.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                           NAM CORPORATION


                           By: /s/ Roy Israel
                              ----------------------------------------------
                               Name:  Roy Israel
                               Title: Chief Executive Officer and President



                           By: /s/ Patricia Giuliani-Rheaume
                              ----------------------------------------------
                               Name:  Patricia Giuliani-Rheaume
                               Title: Chief Financial Officer and Vice President


Date: March 26, 1999

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